Exhibit 10.2

This Note and the securities issuable upon conversion of this Note have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities are sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.

Issue Date: March 20, 2023

$5,000,000

10 PERCENT (10%) UNSECURED CONVERTIBLE NOTE

1. General

(a) FOR VALUE RECEIVED, CERBERUS CYBER SENTINEL CORPORATION (the “Company”) promises to pay to the order of Hensley & Company dba Hensley Beverage Company (the “Holder”) the principal sum of Five Million Dollars ($5,000,000), in lawful currency of the United States (the “Principal Amount”) on March 20, 2025 (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount at the rate of ten percent (10%) per annum, subject to Section 3(b) below, payable monthly. Interest shall be calculated on the basis of a 360-day year with 12, 30-day months, and shall accrue daily, commencing on the Issue Date, until payment in full of the Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to the Principal Amount converted, provided that the Company has delivered the Conversion Shares (as defined herein). The Company may not prepay any principal amount due under this Note without the consent of the Holder, which consent may be withheld or given in the Holder’s sole and absolute discretion.

(b) Payment of this Note shall be paid to the Holder by the Company by wire transfer in accordance with the wiring instructions set out by the Holder at time of payment (or such other instructions as the Holder may give the Company from time to time in accordance with Section 6) (or such other method as may be mutually agreed to by the Holder and the Company from time to time). The Company will withhold and remit any tax required to be withheld and remitted to U.S. and/or applicable foreign taxing authorities. IN EACH CASE SUBJECT TO THE SECURITIES ACT LEGEND AT THE TOP OF THIS NOTE AND APPLICABLE LAW, THIS NOTE MAY BE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

2. Event of Default

(a) For the purposes of this Note, the Company shall be in default upon the occurrence of any one or more of the following events (each such event being an “Event of Default”):

(i) default shall be made in the payment of any installment of principal or interest on this Note when due and the Company fails to cure such default within five (5) days after written notice of default is sent to the Company;

(ii) there is a material default by the Company in the observance or performance of any non-monetary representation, warranty, covenant or agreement contained herein or the Purchase Agreement by and between the Company and the Holder, dated as of the date hereof (the “Purchase Agreement”), or in any other present or future agreement of any nature whatsoever between the Holder and the Company, and the Company fails to cure such default within thirty (30) days after written notice of default is sent to the Company (or within such other time period as may be therein specifically provided);

(iii) the Company shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek, consent to, or acquiesce in, the appointment of any trustee, receiver or liquidator of the Company or of all or substantially all of the assets of the Company (the “Assets”), or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

(iv) a petition to a court of competent jurisdiction shall be filed for the entry of an order, judgment or decree approving a petition filed against the Company seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition shall remain unvacated or not removed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof or rejected by such court; or any trustee, receiver or liquidator of the Company or of all or any part of the Assets, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of the Company and such appointment shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive);

(v) the Company ceases or threatens to cease to carry on its business; or

(vi) the Company sells or agrees to sell all or substantially all of its assets, or a change in voting control of the Company or the dissolution, liquidation, merger, consolidation, or reorganization of the Company without the Holder’s prior written consent.

(b) If any Event of Default occurs, subject to any cure period, the full Principal Amount, together with interest and other amounts owing in respect thereof to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. From and after the date of acceleration, the applicable interest rate charged hereunder with respect to any unpaid principal, fees, expenses and interest shall be twenty-four percent (24%) per annum (the “Default Rate”) compounded monthly. Upon payment of the full Principal Amount, together with interest at the Default Rate and other amounts owing in respect thereof, in accordance herewith, this Note shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any declaration of acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section 3 shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3. Conversion

(a) Subject to the provisions of Section 4, the Holder shall have the right, but not the obligation, at any time and from time-to-time while all or any portion of the Principal Amount under the Note that is still outstanding to convert all or any portion of the outstanding Principal Amount and all accrued but unpaid interest thereon into a number of shares of Common Stock of the Company (the “Conversion Shares”) calculated as the total dollar amount to be converted divided by $1.20 (the “Conversion Price”). In the event that the Holder wishes to exercise the conversion rights set forth in this Section 3(a), the Holder shall give the Company written notice (the “Conversion Notice”) of such conversion specifying the Principal Amount and accrued interest to be converted, which notice shall be effective on the date of such Conversion Notice, if such Conversion Noticed is received by the Company not later than 4:00 p.m. Eastern Time on such date or, if such Conversion Noticed is received by the Company after 4:00 p.m. Eastern Time on such date, then on the next succeeding Business Day. The date on which such Conversion Notice is deemed to be effective is hereinafter referred to as the “Conversion Date.”

(b) Not later than five (5) Business Days after any Conversion Date, the Company will deliver to the Holder, by overnight courier service to the address of the Holder set out in Section 6 (or such other address as the Holder may notify the Company of from time to time in accordance with Section 6), certificates representing the Conversion Shares (bearing appropriate restrictive legends) representing the aggregate number of Conversion Shares being acquired.

(c) Upon a conversion hereunder, the Company shall not be required to issue certificates representing fractions of any Conversion Shares, and the number of Conversion Shares shall be rounded down to the nearest whole number.

4. Beneficial Ownership Limitation

The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Conversion Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon the conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith and the calculations required under this Section 4. To the extent that the limitation contained in this Section 4 applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Conversion Notice shall be deemed to be the Holder’s determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent for the Common Stock setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the provisions of this Section 4 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this Section 4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4 to correct this Section 4 (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

5. Adjustments

(a) If, at any time while any portion of this Note remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on Common Stock consisting of shares of Common Stock, the Conversion Price and any other amounts calculated as contemplated hereby or by any of the other Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Conversion Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

(b) In case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company or of the sale of the assets of the Company as or substantially as an entirety or of any other company, this Note shall, after such capital reorganization, reclassification of capital, consolidation, merger, amalgamation or sale (“Equity Transaction”), confer the right to convert into that number of shares or other securities or property of the Company or of the company resulting from such Equity Transaction or to which such sale shall be made, as the case may be, to which the Holder of the shares deliverable at the time of such Equity Transaction would have been entitled as a result of such Equity Transaction had the Note been converted prior thereto, and in any such case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holders of the Notes to the end that the provisions set forth herein shall thereafter correspondingly be made applicable as nearly as may reasonable be expected in relation to any shares or other securities or property thereafter deliverable. The subdivision or consolidation of the shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this Section.

6. Notices

(a) Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing, sent by a nationally recognized overnight courier service or by electronic mail, addressed to the Company: Cerberus Cyber Sentinel Corporation, Attn: David Jemmett, CEO, 6900 E. Camelback Road, Suite 240, Scottsdale, AZ 85251, Email: david@cerberussentinel.com or such other address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7. The address of the Holder is 4201 N. 45th Avenue, Phoenix, AZ 85031, Email: ammcain@hensley.com.

(b) Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the Email or street address of the Holder appearing on page 1 of this Note (or such other address as the Holder may notify the Company of from time to time in accordance with this Section 6), or if no such email or street address appears, at the address of the Holder to which this Note was delivered.

(c) Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the address specified in this Section 6 prior to 5:30 p.m. (U.S. Eastern Time), with confirmation of receipt, (b) the date after the date of transmission, if such notice or communication is delivered via electronic mail at the Email address specified in this Section 6 later than 5:30 p.m. (U.S. Eastern Time) on any date and earlier than 11:59 p.m. (U.S. Eastern Time) on such date, with confirmation of receipt, (c) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

7. Definitions

(a) For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

(i) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended;

(ii) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day; and

(iii) “Person” means a corporation, an association, a partnership, limited liability company, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

8. Replacement of Note if Lost or Destroyed

If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the balance outstanding at such time with respect to the Principal Amount, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

9. Governing Law

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of Delaware, without regard to the principles of conflicts of law thereof. Any dispute arising under or in relation to this Note shall be resolved exclusively in the competent courts in Delaware, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

10. Attorneys’ Fees

If a legal proceeding shall be brought to recover any amount due under this Note, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Note, in addition to any other remedy available at law or in equity, the Holder shall be entitled to an award of its fees and costs (whether taxable or not), including, without limitation, expert witness fees, all litigation or dispute resolution related expenses, and reasonable attorneys’ fees incurred in connection with such action, which award shall be made by the court, not a jury.

11. Waivers

Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

12. Next Business Day

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

CERBERUS CYBER SENTINEL CORPORATION

By:	/s/ David Jemmett
David Jemmett
Chief Executive Officer